UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

___________

COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

4235 Innslake Drive, Suite 200 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 13, 2013, with one part of the meeting continuing in recess until June 27, 2013. At the annual meeting, the stockholders of the Company took the following actions:

•	The stockholders elected each of Troy A. Peery, Jr. and Eugene S. Putnam, Jr. as a director for a three-year term. The elections were approved by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Troy A. Peery, Jr.	10,512,273	699,367	4,981,892
Eugene S. Putnam, Jr.	10,799,462	412,178	4,981,892

•	The stockholders approved the following advisory (non-binding) proposal:

RESOLVED, that the stockholders approve the compensation of executive officers as disclosed in the proxy statement for the 2013 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.

With respect to this action, there were 9,298,932 votes for, 1,182,588 votes against, 730,120 abstentions and 4,981,892 broker non-votes.

As a recipient of funds through the TARP Capital Purchase Program, the Company will present this advisory proposal at the annual meeting of stockholders following each calendar year in which it holds such funds.

•	The stockholders ratified the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the 2013 year. With respect to this action, there were 15,766,040 votes for, 377,880 votes against, and 49,612 abstentions.

The Company opened the voting polls with respect to a fourth matter – the proposal to approve an Agreement and Plan of Reincorporation and Merger dated May 13, 2013, under which the Company’s state of incorporation would change from Delaware to Virginia – but recessed the Annual Meeting until Thursday, June 27, 2013 to allow for additional voting on the matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: June 14, 2013	By:	/s/ John M. Oakey, III
John M. Oakey, III
Executive Vice President, General Counsel and Secretary